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                                                                      Exhibit 11

                            [ARTHUR ANDERSEN LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the use of our report dated December 6, 1996, and to all references to our Firm included in or made part of this Registration Statement on Form N-1A of the Harris Associates Investment Trust (comprising The Oakmark Fund, The Oakmark Small Cap Fund, The Oakmark Balanced Fund, The Oakmark International Fund, and The Oakmark International Emerging Value Fund).







/s/ Arthur Andersen LLP
------------------------

Chicago, Illinois
February 21, 1997